UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2022

TopBuild Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01

On July 25, 2022, the Board of Directors (the “Board”) of TopBuild Corp. (the “Company”) authorized the Company to repurchase up to $200 million of its common stock, par value $0.01 per share, which repurchases may be effected by any legal means including, without limitation, open market purchases, privately negotiated transactions in accordance with the regulations promulgated under the Securities Exchange Act of 1934, as amended, under accelerated share repurchase agreements, or otherwise.  This repurchase program is in addition to, and not substitution of, any share repurchase plan or program previously approved.  Repurchases will be made from cash on hand as well as from a portion of the free cash flow expected to be generated from the business.  The repurchase program has no expiration date and will continue until otherwise suspended, terminated, or modified at any time for any reason by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

	By:	/s/ Robert Kuhns
		Name:	Robert Kuhns
		Title:	Vice President and Chief Financial Officer
Dated: July 26, 2022

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